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                                                           Exhibit No. 14(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus and the Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "N-14 Registration Statement") of our report dated September 25, 2000 relating to the July 31, 2000 financial statements and financial highlights of PaineWebber Small Cap Fund appearing in the July 31, 2000 Annual Report to Shareholders of PaineWebber Small Cap Fund (the "Fund"), which is also incorporated by reference in the N-14 Registration Statement. We also consent to the references to us under the heading "Experts" in such Proxy Statement and Prospectus. We also consent to the references to us under the headings "Financial Highlights" and "Other Information - Auditors" in the Fund's N-1A Registration Statement dated December 1, 2000, which is incorporated by reference into the N-14 Registration Statement.




/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
November 9, 2000